Exhibit 10.17
2006 Key Employee Incentive Plan:
Executive
Bonus Target:

Functional VP Target:	40% of Base Salary at Plan

Corporate VP Target:	60% of Base Salary at Plan

CEO Bonus Target:	90% of Base Salary at Plan
Payout Variables:
The bonus payout will be based on two variables reflecting corporate financial performance: “non-GAAP Revenue” and “non-GAAP Profit Before Tax”. “Non-GAAP Revenue” and “non-GAAP PBT” are as defined by the annual operating plan. Extraordinary events affecting financial performance will be discussed with the Compensation Committee before determining the financial performance used in the Incentive Plan Calculations.
Bonus Pool Weighting

Factor

Revenue	50%

Profit Before Tax	50%
The bonus pool for Executives is then multiplied times the Relative Performance Factor.
Relative Performance Factor Calculation

Actel Percentage Revenue Growth vs. Percentage Revenue Growth of Altera, Xilinx, Lattice, and Quick Logic	Bonus Factor

Better than none of the four	.8
Better than one of the four	.9
Better than two of the four	1.0
Better than three of the four	1.1
Better than all four	1.2

CEO Discretionary Factor
After weighting the bonus award the CEO has the discretion to modify the bonus to reflect the Executive’s individual performance.
Threshold for Payout
No bonuses shall be paid if the threshold for PBT (75% of plan) is not met. Executives must be employed on the date of bonus payment to be eligible for the Incentive Bonus payment.
Maximum Payout
The total bonus payments under the Key Employee Incentive Plan may not exceed 12.8% of Non-GAAP Profit Before Tax (PBT).

2006 Key Employee Incentive Plan:
Key Employees
Bonus Target:
10%, 15% or 20% of Base Salary at Plan depending upon grade level.
Each VP has the discretion to increase an individual’s bonus target by 5% to recognize extraordinary performance (e.g., 10% to 15%, or 20% to 25%).
Participation:
Plan participation will be communicated to all Key Employees at grade level 9 and above, except employees on a Sales Incentive plan or separate MBO plan. Any employee with documented performance issues will not be eligible to participate in the Plan.
For any employee in an ongoing Key role that is below grade level 9, participation must be formally approved by the VP of Human Resources and the organization VP, and documented by Human Resources.
At the end of plan year, each VP may nominate exceptional employees for one-time participation based on key contributions for that year. These exceptions may be added but would have to be paid from already allocated funds. (Funds budgeted for other participants within the VP’s group.)
Eligibility:
A newly hired eligible employee who is hired during the first quarter of the fiscal year will be eligible to receive the full percentage of the targeted bonus. A newly hired eligible employee who is hired during the second or third quarter of the fiscal year is eligible to receive a pro-rated bonus amount based on the date of hire. A newly hired eligible employee who is hired during the fourth quarter of the fiscal year will not be eligible for a Key Employee Bonus payout until the next fiscal year.
Key employees must be employed on the date of the bonus payment in order to be eligible for the Key Employee Bonus payment.
Payout Variables:
The maximum bonus payout calculation will be based on two variables reflecting corporate financial performance: “non-GAAP Revenue” and non-GAAP Profit Before Tax”. “Non-GAAP Revenue” and “non-GAAP PBT” are as defined by the annual operating plan. Extraordinary events affecting financial performance will be discussed with the Compensation Committee before determining the financial performance used in the Incentive Plan calculations.
This maximum amount is then adjusted using a performance multiplier. The performance multiplier will be based on the attainment of individual, departmental and corporate goals. These goals will be set at the beginning of the plan year by the VP. Each VP has the discretion to modify individual awards based on goal performance.

Weighting

Factor	Weight

Revenue	50%

Profit Before Tax	50%

Performance Multiplier	Weight

Corporate	10%

Department	30%

Individual	60%
Threshold for Payout
No bonuses shall be paid if the threshold for PBT (75% of plan) is not met.
Maximum Payout
The total bonus payments under the Key Employee Incentive Plan may not exceed 12.8% of Non-GAAP Profit Before Tax (PBT).